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                                                                    EXHIBIT 10.1


                        TRANSACTION SERVICES AGREEMENT
                        ------------------------------


          This Transaction Services Agreement (this "Agreement") is made and entered into as of February 25, 1998, by and between Nutraceutical International Corporation, a Delaware corporation (the "Company"), and Bain Capital, Inc., a Delaware corporation ("Bain").

          WHEREAS, the Company desires to retain Bain and Bain desires to perform for the Company and its subsidiaries and parent certain services;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1. Term. This Agreement shall be in effect for an initial term commencing on the date hereof and ending on the earlier to occur of (a) February 15, 2001 and (b) the first day on which Bain and its affiliates cease to own at least 5% of the Company's Common Stock (the "Term"). The Term shall be automatically extended thereafter on a year to year basis unless the Company or Bain provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof.

          2. Services. Bain shall perform or cause to be performed such services for the Company and its subsidiaries and parent as directed by the Company, which may include, without limitation, the following:

          (a) identification, support, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries or parent;

          (b) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness; and

          (c) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements.

          4. Transaction Fees.

          (a) The Company hereby agrees to pay to Bain or its designees on the closing date of the consummation of the Company's initial public offering for services rendered in connection therewith and certain other management services. Such fees shall be payable by wire transfer in an amount equal to $375,000 to Bain or its designees plus reasonable and documented out-of-pocket expenses.
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          (b) In addition, during the term of this Agreement, the Company shall pay to Bain or its designees a transaction fee in connection with the consummation of each acquisition, divestiture or financing (without duplication) by the Company or its subsidiaries or parent that is generated by Bain or for which the Company requests Bain to perform services pursuant hereto, in an amount equal to 1.0% of the aggregate value of such transaction, plus reasonable and documented out-of-pocket expenses incurred in connection with performing services for the Company, when and as incurred.

          5. Personnel. Bain shall provide and devote to the performance of this Agreement such partners, employees and agents of Bain as Bain shall deem appropriate to the furnishing of the services required.

          6. Liability. Neither Bain nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of Bain, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

          7. Indemnity. The Company and its subsidiaries and parent shall defend, indemnify and hold harmless each of Bain, its affiliates, partners, employees and agents from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or omission of Bain, its affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents. The Company and its subsidiaries and parent shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and parent and Bain, its officers, directors, affiliates, partners, employees or agents or in which Bain, its affiliates, partners, employees or agents may be impleaded with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by Bain, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents, then Bain shall reimburse the Company and its subsidiaries and parent for the costs of defense and other costs incurred by the Company and its subsidiaries and parent.

          8. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

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          To the Company:

          Nutraceutical International Corporation
          1400 Kearns Boulevard, 2nd Floor
          Park City, Utah 84060
          Attention: Chief Executive Officer

          To Bain:

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attention: Robert C. Gay

          9. Assignment. Neither party may assign any obligations hereunder to any other party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided that Bain may, without consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates (but only if such affiliate is a person or entity (excluding any Bain portfolio companies) controlled by Bain, or in the case of an affiliate which is a partnership, Bain is the ultimate general partner of such partnership). The assignor shall remain liable for the performance of any assignee.

          10. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

          11. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          12. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

                               *   *   *   *   *

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       NUTRACEUTICAL INTERNATIONAL CORPORATION


                                       By: /s/ Frank W. Gay
                                           -----------------------------------

                                       Its: Chief Executive Officer
                                            ----------------------------------



                                       BAIN CAPITAL, INC.


                                       By: /s/ Robert Gay
                                           -----------------------------------

                                       Its: Managing Director
                                            ----------------------------------


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